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                                                                   Exhibit 5.1

[ LINDQUIST & VENNUM P.L.L.P. LETTERHEAD ]


Thomas G. Lovett, IV
(612) 371-3270

                                              October 22, 1997
Board of Directors
Urologix, Inc.
14405 Twenty-First Avenue North
Minneapolis, MN 55447

     Re:  Public Offering

Ladies and Gentlemen:

     As counsel to Urologix, Inc. (the "Company"), you have requested our opinion in connection with the Company's issuance of up to 1,725,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock") in connection with the Company's public offering (the "Offering") pursuant to Form S-3, Registration No. 333-38053 (the "Registration Statement"), under the Securities Act of 1933, as amended.

     We have reviewed the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of the Common Stock.
In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion set forth below.

     Based upon the foregoing, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota;

     2. The Common Stock included in the Registration Statement has been duly authorized by the Company, and when issued upon payment therefor will be validly issued, fully paid and nonassessable.

     The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock and the reference to us in the Section "Legal Matters" of the Registration Statement.

                                              Very truly yours,

                                              LINDQUIST & VENNUM P.L.L.P.


                                              Thomas G. Lovett, IV